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                                                                    EXHIBIT 15.1

To the Directors and Shareholders of Morgan Stanley,
     Dean Witter, Discover & Co.:

We have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited interim condensed consolidated financial information of Morgan Stanley, Dean Witter, Discover & Co. and subsidiaries as of August 31, 1997 and for the three and nine month periods ended August 31, 1997 and 1996, as indicated in our report dated October 14, 1997 (which makes reference to the reviews of Morgan Stanley Group Inc. and subsidiaries for the quarters ended February 28, 1997 and August 31, 1996 by other accountants); because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report, which is included in your Quarterly Report on Form 10-Q for the quarter ended August 31, 1997, is incorporated by reference in the following Registration Statements:

     Filed on Form S-3:
     Registration Statement No. 33-57202
     Registration Statement No. 33-60734
     Registration Statement No. 33-89748
     Registration Statement No. 33-92172
     Registration Statement No. 333-07947
     Registration Statement No. 333-22409
     Registration Statement No. 333-27881
     Registration Statement No. 333-27893
     Registration Statement No. 333-27919

     Filed on Form S-4:
     Registration Statement No. 333-25003

     Filed on Form S-8:
     Registration Statement No. 33-62374
     Registration Statement No. 33-63024
     Registration Statement No. 33-63026
     Registration Statement No. 33-78038
     Registration Statement No. 33-79516
     Registration Statement No. 33-82240
     Registration Statement No. 33-82242
     Registration Statement No. 33-82244
     Registration Statement No. 333-04212
     Registration Statement No. 333-28141
     Registration Statement No. 333-25003
     Registration Statement No. 333-28263


We are also aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.

                                                  /s/ DELOITTE & TOUCHE LLP

New York, New York
October 14, 1997